Exhibit 4.2
[FACE OF CERTIFICATE]

Number	Shares
SOVEREIGN BANCORP, INC.
INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA
SERIES C NON-CUMULATIVE PERPETUAL PREFERRED STOCK
THIS CERTIFIES THAT                                                                                                                            is the owner of                                                                                                                      shares of the SERIES C NON-CUMULATIVE PERPETUAL PREFERRED STOCK of SOVEREIGN BANCORP, INC., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.
The Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class authorized to be issued.
IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this                      day of                      A.D.                     .

[REVERSE OF CERTIFICATE]
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT — Custodian under
TEN ENT	— as tenants by the entireties	(Cust) (Minor)
JT TEN	— as joint tenants with right of survivorship	Uniform Gifts to Minors Act_______
	and not as tenants in common	(State)
Additional abbreviations may also be used though not in the above list.
For Value Received, ___ hereby sell, assign and transfer unto
Please insert social security or other identifying number of assignee

Shares represented by the within Certificate and do hereby irrevocably constitute and appoint                                                                              Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
          Dated
                In the presence of

NOTICE. The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever.